Exhibit 99.B(d)(x)(B)

AMENDED AND RESTATED SCHEDULE A

DATED DECEMBER 29, 2014

TO THE

INVESTMENT ADVISORY AGREEMENT DATED OCTOBER 19, 2012

BETWEEN

FUNDVANTAGE TRUST AND POLEN CAPITAL MANAGEMENT, LLC

Series of FundVantage Trust	Effective Date

Polen Growth Fund	October 19, 2012

Polen Global Growth Fund	December 29, 2014

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President

POLEN CAPITAL MANAGEMENT, LLC

By:	/s/ Stan Moss
Name:	Stan Moss
Title:	CEO

A-1

AMENDED AND RESTATED SCHEDULE B

DATED DECEMBER 29, 2014

TO THE

INVESTMENT ADVISORY AGREEMENT DATED OCTOBER 19, 2012

BETWEEN

FUNDVANTAGE TRUST AND POLEN CAPITAL MANAGEMENT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Polen Growth Fund	1.00% (100 basis points)	October 19, 2012

Polen Global Growth Fund	0.85% (85 basis points)	December 29, 2014

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President

POLEN CAPITAL MANAGEMENT, LLC

By:	/s/ Stan Moss
Name:	Stan Moss
Title:	CEO

B-1